                                                                     EXHIBIT 4.9
 _______________________________________________________________________________

             CONVERTIBLE DEBENTURE AND WARRANT PURCHASE AGREEMENT

                                by and between

                         QUADRANT INTERNATIONAL, INC.


                                      and

                        ATLANTIC COASTAL VENTURES, L.P.

    _______________________________________________________________________
                               December 17, 1997

     AGREEMENT, dated December 17, 1997, by and between QUADRANT INTERNATIONAL, INC., a Pennsylvania corporation (the "Company"), and ATLANTIC COASTAL VENTURES, L.P., a Delaware limited partnership (the "Investor").

                                  WITNESSETH
                                  ----------

     WHEREAS, the Company is currently negotiating the sale of preferred stock to one or more investors for an aggregate purchase price of at least $10,000,000 (the "Class B Preferred Stock Financing"), such stock to be designated as Class B Convertible Preferred Stock of the Company (the "Class B Preferred Stock"), the preferences, limitations and rights of which are currently being negotiated but shall provide that the stock be convertible at the option of its holders, from time to time and at any time, into fully paid, validly issued and nonassessable shares of the common stock of the Company, par value $.0l per share (the "Common Stock"), on a share for share basis; and

     WHEREAS, the Company desires financing in the amount of $1,500,000 (the "Bridge Financing") to be used for general corporate purposes, including working capital, pending the closing of the Class B Preferred Stock Financing; and

     WHEREAS, based on and subject to the terms and conditions of this Agreement, the Investor is willing to provide the Bridge Financing by acquiring from the Company, at an aggregate purchase price of $I,500,000, a debenture in the principal amount of $1,500,000 (the "Debenture") convertible as set forth in the Debenture, into either shares of Class B Preferred Stock or shares of Common Stock, and warrants (the "Warrants") for the purchase of up to 270,000 shares of Common Stock.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   PURCHASE AND SALE OF DEBENTURE AND WARRANTS.

          1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, the Company hereby issues and sells to the Investor, and the Investor hereby purchases from the Company, for a purchase price of $1,500,000 (the "Purchase Price"), the Debenture and the Warrants.

          1.2 THE DEBENTURE. The Debenture shall be in the aggregate principal amount of $1,500,000, shall become due and payable on March 31, 1998 unless earlier terminated or converted as provided therein (the "Debenture Due Date"), shall bear interest at the rate of 6% per annum from the date of issuance, which interest shall be payable in arrears in shares of Common Stock on the Debenture Due Date, and shall have such other terms and conditions as are set forth in the form of Debenture attached hereto as Exhibit A.
                                     ---------

          1.3 THE WARRANTS. The Warrants shall grant the Investor the right to purchase from time to time and at any time for a period of three years from the date of this Agreement up to an aggregate of 270,000 shares of Common Stock, at an exercise price per share and subject to such other terms and conditions as are set forth in the form of Warrant attached hereto as Exhibit B.
                                                        ---------

     2.   THE CLOSING.

          2.1 DELIVERIES OF THE COMPANY. Concurrently with the execution of this Agreement, the Company is delivering to the Investor:

               (a)  the Debenture;

               (b)  the Warrants;

               (c) a certificate, executed by the President of the Company, dated the date hereof, certifying that there does not exist as of the date hereof a state of facts that would constitute an "Event of Default" under this Agreement or the Debenture (collectively, all such defaults being hereinafter referred to as "Defaults"), or which would, with notice or lapse of time, or both, constitute such a Default, and the Company is not in default under the terms, conditions or provisions of its Articles of Incorporation, as amended, its By-laws, or any indenture, mortgage or deed of trust or other material contract, agreement, lease, instrument, court order, judgment, arbitration award, or decree to which it is a party or by which it is bound or which state of facts would, with notice or lapse of time, or both, constitute such a default (collectively, "Other Defaults");

               (d) copies of (i) resolutions adopted by the Board of Directors of the Company authorizing and approving this Agreement, the issuance of the Debenture, the Warrants, the shares of Class B Preferred Stock into which the Debenture may be converted. assuming the closing of the Class B Preferred Stock Financing (the "Conversion Preferred Shares"), upon the filing of the Articles Amendment (as defined below), the shares of Common Stock into which the Debenture may be converted as set forth in the Debenture (the "Conversion Common Shares"), upon the filing of the Articles Amendment, the shares of Common Stock to be issued as interest on the Debenture (the "Interest Common Shares") and, upon the filing of the Articles Amendment, the shares of Common Stock to be issued upon exercise of the Warrants (the "Warrant Common Shares"), and the consummation of all other transactions contemplated hereby, as and to the extent required by applicable law, (ii) action by partial written consent of the shareholders of the Company representing more than 50% of the outstanding voting securities of the Company (the "Majority Shareholders") approving, among other matters, an amendment (the "Articles Amendment") to the Company's Amended and Restated Articles of Incorporation, as amended (as further amended by the Articles Amendment, the "Articles of Incorporation"), to increase the authorized capital stock of the Company, and (iii) action by partial written consent of the Majority Shareholders approving a prior action of the Board of Directors in connection with the increase in the size of the Board of Directors (the "Board Increase"), all such resolutions and written consents being certified by the Secretary of the Company;

               (e) copies of the Company's Articles of Incorporation and By-laws as then in effect, all certified by the Secretary of the Company;

               (f) a Subsistence Certificate for the Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania, dated within 10 days prior to the date hereof;

               (g) an opinion letter, from Cozen and O'Connor, counsel to the Company, addressed to the Investor, dated the date hereof, in form and substance satisfactory to the Investor;

               (h) a certificate of incumbency signed by the Secretary of the Company, certifying the names, titles and signatures of the Company's officers and directors;

               (i) a Shareholders' Letter Agreement between the Company, the Investor and certain shareholders of the Company, signed by the holders of at least 75% of the outstanding Common Stock of the Company;

               (j) an unqualified opinion of KPMG Peat Marwick LLP on the Company's financial statements for the fiscal year ended December 31, 1996; and

               (k) a receipt for the full amount of the Purchase Price, before deduction of the fees and expenses payable under Section 13.6.

          2.2 DELIVERIES OF THE INVESTOR AT THE CLOSING. Concurrently with the execution of this Agreement, the Investor shall (i) pay the Purchase Price (less fees and expenses payable under Section 13.6 for which the Investor has submitted invoices at least one business day prior to the date hereof) to the Company by wire transfer of immediately available funds in accordance with the Company's written wire instructions, and (ii) deliver to the Company a receipt for the fees and expenses deducted from the Purchase Price.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. As of the date of this Agreement, the Company represents and warrants to the Investor (regardless of any investigation made or information obtained by the Investor), as a material inducement to the Investor to enter into this Agreement, as follows:

          3.1 ORGANIZATION AND STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power and authority to own and lease its properties and to conduct its business as presently conducted. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction listed in Schedule 3.1 attached hereto, such jurisdictions being all the jurisdictions
   ------------
in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company. The minute books and stock records of the Company are complete and accurate in all material respects and all signatures included therein are the genuine signatures of the persons whose signatures are required. As used in this Agreement, "material adverse effect" means any material adverse effect on the business, properties, assets, operations, results of operations, liabilities, or financial condition of the Company, taken as a whole, or on the transactions contemplated hereby or by the agreements and instruments to be entered into in connection herewith.

          3.2  SUBSIDIARIES, ETC. Except as set forth in Schedule 3.2, the
                                                          ------------
Company has no subsidiaries and does not own any capital stock, security, partnership interest or other interest of any kind in any corporation, partnership, joint venture, association or other entity.

          3.3 CAPITALIZATION. As of the date of this Agreement, and after giving effect to the Articles Amendment, the Company's authorized capital stock consists of (a) 50,000,000 shares of Common Stock, of which 14,183,835 shares are issued and outstanding, 6,500,000 shares are reserved and available for issuance pursuant to the Company's stock option and purchase plans, each outstanding grant of which is described in Schedule 3.3, at the exercise prices
                                           ------------
set forth on Schedule 3.3, and 6,693,351 shares are available for issuance
             ------------
pursuant to currently outstanding options and warrants granted outside of the Company's stock option and purchase plans, each of which is described in
Schedule 3.3, and (b) 31,523,684 shares of Preferred Stock, of which 6,523,684
------------
shares are designated Class A Convertible Preferred Stock, par value $.01 per share (the "Class A Preferred Stock"), of which no shares are issued and outstanding and all of which are reserved for issuance upon the exercise of all the warrants (collectively, the "Prior Warrants") to purchase Class A Preferred Stock at the exercise prices set forth in Schedule 3.3. There are no treasury
                                          ------------
shares held by the Company. All outstanding shares of capital stock of the Company have been, or upon issuance will be, validly issued, fully paid and nonassessable. Except as disclosed in Schedule 3.3, no shares of capital stock
                                       ------------
of the Company are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company or were issued in violation of the Securities Act of 1933, as amended (the "Securities Act"), or applicable state, provincial or municipal securities laws. Except as set forth in this Section 3.3 or in Schedule 3.3, as of the date of this Agreement, (i)
                          ------------
there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of capital stock of the Company, (ii) there are no outstanding debt securities, (iii) there are no agreements or arrangements under which the Company is obligated to register the sale of any of its securities under the Securities Act (except this Agreement) and (iv) there are no outstanding securities of the Company which contain any redemption or similar provisions, or any contracts, commitments, understandings or arrangements by which the Company is or may become bound to redeem or purchase a security of the Company. Except as disclosed in Schedule 3.3 there
                                                            ------------
are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Debenture, the Warrants or any Conversion Shares (collectively, the "Securities"). The Company has furnished to the Investor true and correct copies of the Company's Articles of Incorporation and By-laws, and the terms of all securities convertible into or exercisable for any shares of capital stock of the Company and the material rights of the holders thereof in respect thereto. A current shareholders' list giving the names, addresses and number of shares of capital stock of the Company owned by each shareholder of the Company is attached hereto as part of Schedule 3.3.
                                                              ------------

          3.4 AUTHORIZATION. Subject to the filing of the Articles Amendment, which shall occur on or before December 29, 1997 (the "Filing Date"), and upon the Board Increase becoming effective on or before December 29, 1997 (the "Effective Date"), the Company has all necessary corporate power and authority to enter into and perform this Agreement, the Debenture, the Warrants and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the "Transaction Documents"), and to issue and deliver the Securities in accordance with the terms hereof and thereof. The execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereof, including, without limitation, the issuance and sale of the Debenture and the Warrants, and the issuance of the Conversion Preferred Shares (assuming the closing of the Class B Preferred Stock Financing), the Conversion Common Shares, the Interest Common Shares and the Warrant Common Shares (collectively, the "Conversion Shares"), have been duly authorized by the Company's Board of Directors and no further consent or authorization is required by the Company, its Board of Directors or its shareholders except in connection with the authorization and issuance of the Class B Preferred Stock, the terms of which are still being negotiated in connection with the Class B Preferred Stock Financing. The Transaction Documents have been duly executed and delivered by the Company. Each of the Transaction Documents constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting generally the enforcement of creditors' rights and remedies.

          3.5 ISSUANCE OF SECURITIES. The Debenture and the Warrants are duly authorized for issuance and sale to the Investor by the Company pursuant hereto and, upon issuance in accordance with the terms hereof, shall be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to or affecting generally the enforcement of creditors' rights and remedies. Upon the filing of the Articles Amendment on or before the Filing Date, the Conversion Common Shares will have been duly authorized and reserved for issuance upon conversion of the Debenture and upon such issuance the Conversion Common Shares will be validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Upon the filing of the Articles Amendment on or before the Filing Date, the Interest Common Shares will have been duly authorized and reserved for issuance in accordance with the terms and conditions of this Agreement and the Debenture and, upon such issuance will be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Upon the filing of the Articles Amendment on or before the Filing Date, the Warrant Common Shares will have been duly authorized and reserved for issuance upon exercise of the Warrants in accordance with the terms and conditions of this Agreement and the Warrants, and upon such issuance will be fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof. Subject to the filing, if required, of a Form D, the issuance by the Company of the Securities is exempt from registration under the Securities Act.

          3.6 CONTRACTS, LEASES, AGREEMENTS AND OTHER COMMITMENTS. Except as described on Schedule 3.6, the Company is not a party to or bound by any
             ------------
written, oral or implied contract, agreement, lease, power of attorney, guaranty, surety arrangement, or other commitment in excess of $50,000 including, but not limited to, any contract or agreement for the purchase or sale of merchandise or for the rendering of services, but excluding any purchase orders to the Company in the normal course of its business.

          3.7 BREACH. The Company is not in violation or breach of any of the terms, conditions or provisions of the Articles of Incorporation or the By-laws, or in material violation or material breach of any indenture, mortgage or deed of trust or other material contract, agreement, lease, instrument, court order, judgment, arbitration award or decree to which it is a party or by which it is bound.

          3.8 EMPLOYEES, OFFICERS AND DIRECTORS. A current list of the names and addresses of all officers and directors of the Company is attached hereto as
Schedule 3.8. Except as described on Schedule 3.8, the Company has not entered
------------                         ------------
into any employment or other agreements with any of its employees, officers or directors, or any of its former employees, officers or directors.

          3.9  COMPLIANCE WITH LAWS. Except as described in Schedule 3.9, the
                                                            ------------
Company is in compliance with all existing requirements of laws, including but not limited to federal, state, local and foreign laws, rules and regulations, and all existing requirements of all governmental bodies or agencies having jurisdiction over it, the failure to comply with which might have a material adverse effect on the Company, its assets, business or prospects.

          3.10 CONFLICT WITH DOCUMENTS. Except as disclosed in Schedule 3.10 or
                                                               --------------
as explicitly provided in this Agreement, the execution, delivery and performance of the Transaction Documents by the Company and the consummation of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and the issuance of the Conversion Shares other than the Conversion Preferred Shares), either immediately or with the passage of time or the giving of notice or both, will not:

               (a) conflict with or cause a material breach or an Event of Default under any of the terms, conditions or provisions of, result in a termination or modification of, or cause any acceleration of any obligation of the Company under any material contract, lease or other instrument to which the Company is bound or by which any of the Company's properties or assets may be affected;

               (b) subject to the filing of the Articles Amendment on or before the Filing Date and the effectiveness of the Board Increase on or before the Effective Date, result in a violation of the Articles of Incorporation or the By-laws or any statute, law, rule or regulation or any order, judgment or decree to which the Company or any of its properties or assets are subject; or

               (c) result in the creation or imposition of any lien, charge or encumbrance against the Company or any of the Company's material properties or assets.

          3.11 FINANCIAL STATEMENTS. The Company has furnished to the Investor copies of its audited annual financial statements for the fiscal year ended December 31, 1996, and its unaudited financial statements for each month in 1997 through October and for the year of 1997 through October 31, 1997, all of which are attached hereto as Schedule 3.11. The audited and
                       -------------
unaudited financial statements referred to above are correct and in accordance with the Company's books and records, and each presents fairly, in all material respects, the Company's financial position at the end of the period specified and the results of its operations and financial condition for such period, subject to normal recurring adjustments.

          3.12 TAXES. The Company has filed all applicable federal, state, local and foreign tax returns required to be filed to date, in accordance with the provisions of law pertaining thereto, and has paid all taxes, interest, penalties and assessments required to have been paid to date. The Company has not been advised that any of its returns, whether federal, state, local or foreign, have been or are being audited as of the date hereof.

          3.13 LITIGATION. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its properties or rights, the Common Stock or any of the Company's officers or directors in their capacities as such.

          3.14 INTANGIBLE PROPERTY. Except as set forth on Schedule 3.14, the
                                                           -------------
Company has all right, title and interest in and to all intangible property and technology, and to the best of the knowledge of the Company, all permits, licenses and other authority, necessary to the conduct of its business as presently constituted and conducted, and as proposed to be constituted and conducted.

          3.15 TRADEMARKS, PATENTS, ETC. The corporate names of the Company, and the trade names, trademarks, and service marks listed on Schedule 3.15 are the
                                                         -------------
only names and marks which are used by the Company in the operation of its business. Except as set forth on Schedule 3.15, no claim has been asserted
                                 -------------
against the Company involving any conflict or claim of conflict of its trade names, trademarks or service marks or with the trade names, trademarks, service marks or corporate names of others, and, to the best of the knowledge of the Company and except as set forth on Schedule 3.15, there is no basis for any such
                                   -------------
claim of conflict. Except as set forth on Schedule 3.15 and to the best of the
                                          -------------
knowledge of the Company, the Company is the sole and exclusive owner of its trade names, trademarks and service marks and has the sole and exclusive right to use such trade names, trademarks and service marks. The Company is the registered owner of the United States and foreign patents listed on Schedule
                                                                    --------
3.15 and has applications pending with the U.S. Patent Office and/or foreign
----
patent offices for the patents listed on Schedule 3.15 as being patents pending.
                                         -------------
The Company has no knowledge of any adverse claim of any kind with respect to any of such patents or patent applications, nor does it have any knowledge, or reason to know, that a patent will not issue on any such patent application. Except as set forth on Schedule 3.15 and to the best of the knowledge of the
                       -------------
Company, no process used by the Company or any product manufactured or sold by the Company infringes upon any patent, patent application, trademark, trade name or service mark of any other party. There has been no claim of infringement of and, to the best of the knowledge of the Company and except as set forth on
Schedule 3.15, the Company is not infringing on any third party's patent,
-------------
license, trademark, trade name, service mark, copyright or other proprietary right.

          3.16 ENVIRONMENTAL LAWS. (i) The Company (x) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety or emissions, discharges, releases, threatened releases, removal, remediation or abatement of pollutants, contaminants, chemicals or industrial, hazardous or toxic substances or wastes into or in the environment (including without limitation air, surface water, ground water or land), or otherwise used in connection with the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous or toxic substances or wastes, as defined under such applicable laws ("Environmental Laws"), (y) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (z) is in compliance with all terms and conditions of any such permit, license or approval, except to the extent that the matters within clauses (x), (y) or (z) above would not have a material adverse effect.

          (ii) There is no substance designated a "hazardous substance" by any Environmental Law, including asbestos, petroleum, urea formaldehyde insulation and petroleum by-products ("Hazardous Substance") present at any of the real property currently owned or leased by the Company, except to the extent that such presence could not reasonably be expected to have a material adverse effect; and with respect to such real property, to the knowledge of the Company, there has not occurred (x) any release or any threatened release of a Hazardous Substance or (y) any discharge or threatened discharge of any Hazardous Substance into the ground, surface or navigable waters, which discharge or threatened discharge violates any federal, state, local or foreign laws, rules or regulations concerning water pollution.

          (iii) The Company has not disposed of, transported, or arranged for the transportation or disposal of any Hazardous Substance where such disposal, transportation or arrangement would give rise to liability pursuant to any Environmental Law other than any such liabilities that could not reasonably be expected to have a material adverse effect.

          (iv) To the knowledge of the Company, there are no underground storage tanks, asbestos-containing materials, polychlorinated biphenyls or urea formaldehyde insulation at any of the real property currently owned or leased by the Company in violation of any Environmental Law.

          3.17 INSURANCE. The Company maintains insurance on all of its insurable properties as listed on Schedule 3.17 attached hereto. All such
                                  -------------
insurance policies are in full force and effect and the Company is not in default of any provision thereof. The Company has not received notice from the issuer of any such insurance policies of its intention to cancel or refusal to renew any policy issued by it.

          3.18 GOVERNMENTAL CONSENT. No permit, consent, approval or authorization of, or filing with, any governmental regulatory authority or agency is required of the Company in connection with the execution, delivery and performance of the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, except as may be required by any federal or state securities laws, with which the Company will comply.

          3.19 LIABILITIES. The Company has no liabilities, whether related to tax or non-tax matters, known or unknown, due or not yet due, liquidated or unliquidated, fixed or contingent, or otherwise, except (i) as provided in the balance sheet of the Company as of October 31, 1997 set forth at Schedule 3.11, (ii) as set forth on
                                            -------------
Schedule 3.19 or (iii) for liabilities of a non-material nature incurred in the
-------------
normal course of the Company's business since that date.

          3.20 ASSETS. The Company has good and marketable title to all of its assets free and clear of all liens, charges, claims, encumbrances and defects of any kind or character, except as set forth on Schedule 3.20 (collectively,
                                              -------------
"Permitted Liens"). To the best of the knowledge of the Company, all equipment, furniture and fixtures, and other tangible personal property of the Company are in good operating condition and repair and do not currently require any repairs other than normal routine maintenance to maintain such property in good operating condition and repair.

          3.21 CONFLICTING INTERESTS. Except as set forth on Schedule 3.21, no
                                                             -------------
director, officer, or any relative or affiliate of any director or officer, or, to the best of the knowledge of the Company, any employee or shareholder of the Company or any relative or affiliate of any of the employees or shareholders (a) has any pecuniary interest in any supplier or customer of the Company or in any other business enterprise with which the Company conducts business or with which the Company is in competition; or (b) is indebted to the Company for money borrowed.

          3.22 NO PAYMENTS TO SHAREHOLDERS OR OTHERS. Except as set forth on
Schedule 3.22, there has not been any purchase or redemption of any shares of
-------------
stock of the Company by the Company or any transfer, distribution or payment by it, directly or indirectly, of any money or other property or assets to any shareholder or to any other person, other than (i) payments made in the ordinary course of business for goods and services in arm's length transactions, and (ii) wages paid to non-executive employees. The salaries and benefits payable to the officers of the Company have not been increased since May 31, 1997.

          3.23 ABSENCE OF MATERIAL CHANGES. Except as set forth in Schedule 3.23
                                                                    ------------
attached hereto, since December 31, 1996:

               (a) there has not been and there is not threatened any material adverse change in the financial condition, business, prospects or affairs of the Company or any material physical damage or loss to any of its properties or assets or to the premises occupied by it (whether or not such damage or loss is covered by insurance);

               (b) the Company has not taken any action outside of the ordinary and usual course of its business, except as related to the transactions contemplated hereby;

               (c) the Company has not borrowed any money or become contingently liable for any obligation or liability of others;

               (d) the Company has paid all of its debts and obligations as they became due;

               (e) except for the Debenture to be issued hereunder, the Company has not incurred any debt, liability or obligation of any nature to any party, except for obligations arising from the purchase of goods or the rendition of services in the ordinary course of business;

               (f) the Company has not knowingly waived any right of substantial value;

               (g) the Company has maintained its books, accounts and records in the usual, customary and ordinary manner; and

               (h) the Company has used its best efforts to preserve its business organization intact, to keep available the services of its employees, and to preserve its relationships with its customers, suppliers and others with whom it deals.

          3.24 STATEMENTS AND OTHER DOCUMENTS NOT MISLEADING. No provisions in the Transaction Documents relating to the Company or any other document, schedule, exhibit or other information furnished by the Company to the Investor in connection with the execution, delivery and performance of the Transaction Documents, or the consummation of the transactions contemplated hereby and thereby, when taken together as a whole with all other such statements, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated in order to make the statement, in light of the circumstances in which it is made, not misleading.

     4.   REPRESENTATIONS AND WARRANTIES OF INVESTOR AND RESTRICTIONS ON
TRANSFER.

          4.1 REPRESENTATIONS AND WARRANTIES BY THE INVESTOR. The Investor represents and warrants to the Company as follows:

               (a) The Investor (i) is acquiring the Debenture and the Warrants and (ii) upon conversion of the Debenture or the Class B Preferred Stock, or upon exercise of the Warrants, will acquire the applicable Conversion Shares then issuable, for investment for its own accounts and not with a view to, or for resale in connection with, any distribution of the Securities. The Investor understands that the Securities have not been registered under the Securities Act, or under any state securities or "Blue Sky" laws, and, as a result, are subject to substantial restrictions on transfer. The Investor acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and any applicable state securities or "Blue Sky" laws, or exemptions from registration under the Securities Act and such laws are available; provided, however, that by making the representations herein, the Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption from registration under the Securities Act and any applicable state securities or "Blue Sky" laws.

               (b) This Agreement has been duly executed and delivered by the Investor and constitutes a valid and legally binding obligation of the Investor, enforceable in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors rights and to general equity principles.

               (c) The Investor is an "accredited investor," as that term is defined in Rule 501(a) of Regulation D under the Securities Act.

               (d) The Investor is an "institutional buyer" and, accordingly, the offer and sale of the Securities to the Investor is an exempt transaction pursuant to Section 7309(b)(8) of the Delaware Securities Act.

          4.2 LEGENDS. The Investor understands that the certificates or other instruments representing the Debenture and the Warrants and, until such time as the sale of the Conversion Shares have been registered under the Securities Act, the stock certificates representing the Conversion Shares, except as set forth below, shall bear a restrictive legend in substantially the following form:

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND SUCH LAWS.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped if, unless otherwise required by state securities laws, (i) such Securities are registered for sale under the Securities Act, (ii) in connection with a sale transaction, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company's counsel, to the effect that a public sale, assignment or transfer of such Securities may be made without registration under the Securities Act, or (iii) such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company's counsel, that such Securities can be sold pursuant to Rule 144(k) promulgated under the Securities Act (or a successor rule thereto) ("Rule 144"). The Investor acknowledges, covenants and agrees to sell the Securities represented by a certificate(s) from which the legend has been removed, only pursuant to (i) a registration statement effective under the Securities Act, or
(ii) advice of counsel that such sale is exempt from registration required by
Section 5 of the Securities Act.

     5. CONTINUATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties shall survive the consummation of the transactions provided for in the Transaction Documents for a period beginning on the date hereof up to and including the earlier of the conversion of all Class B Preferred Stock held by the Investor into Common Stock or December 31, 1999; provided, however, that such period shall not end prior to December 31, 1998. No such representation or warranty shall be deemed to have been waived, affected or impaired by any investigation made by any person or persons.

     6. AFFIRMATIVE COVENANTS OF THE COMPANY. The Company hereby covenants to comply with the following affirmative covenants, unless waived by the Investor, as long as the Debenture remains outstanding; provided, however, that in the event the Debenture is converted into shares of Class B Preferred Stock, the Company shall provide to the Investor all such information and rights as the Company provides to any other holder of Class B Preferred Stock, whether pursuant to the Company's Articles of Incorporation, as amended, contract or otherwise; and provided, further, that the Company shall comply with Section 6.2, unless waived by the Investor, until the earlier of (i) such time as the Investor owns no Debenture, no Warrants, no Class B Preferred Stock and fewer than 100,000 shares of Common Stock or (ii) the closing of an underwritten initial public offering of any of the Company's securities under the Securities Act (or any successor statute), yielding gross proceeds to the Company of at least $7,500,000.

          6.1 FINANCIAL STATEMENTS. The Company shall furnish to the Investor the following financial statements, reports and other documents, such financial statements to be prepared in accordance with generally accepted accounting principles consistently applied, certified by the Company's chief executive or financial officer:

               (a) as soon as available, and in any event within 90 days after the end of each fiscal year of the Company, a balance sheet of the Company as of the end of such fiscal year and related statements of operations, shareholders' equity and cash flows for such fiscal year, all in reasonable detail and setting forth in comparative form the figures as of the end of and for the previous fiscal year, which financial statements shall have been audited, and shall be accompanied by an unqualified opinion addressed to the Company from "Big Six" independent auditors or other independent auditors that are reasonably satisfactory to the Investor, together with a copy of such auditors' letter to Company's management;

               (b) as soon as available, and in any event within 20 days after the end of each month for such month and for the year to date, an unaudited balance sheet and unaudited statements of operations, shareholders' equity and cash flows, together with a comparison of such financial statements with the budget of the Company for such period; and

               (c) as soon as available, and in any event at least 60 days prior to the end of each fiscal year of the Company, an annual budget and business plan for the subsequent fiscal year, which budget and business plan shall include a monthly breakdown of financial statements, which breakdown shall include the underlying assumptions and a brief qualitative description of the Company's plan by the Company's Chief Executive Officer in support of such budget and business plan, which also shall have been approved and accepted by the Board of Directors of the Company. If during the course of operations for any such month it becomes apparent that deviations from such financial statements, budget and business plan have occurred, the Company shall submit to its Board of Directors a statement of such deviation within five business days from the date of the Company's knowledge of such deviation (the "Statement"). The Statement shall detail the manner in which a new financial projection deviates from the annual business plan and the reason therefor. The Board of Directors shall have the right to ask questions or request any other reasonable additional information with respect to the Statement. Any and all subsequent deviations from such financial statements shall be resubmitted to the Board of Directors of the Company for approval and acceptance or for required further revision until such approval and acceptance is obtained.

In the event that the Company at any time hereafter is required, by law or by generally accepted accounting principles, to consolidate its financial statements with those of a subsidiary corporation, the Company shall thereafter furnish the financial statements required by this Section 6.1 on a consolidated basis, and the monthly and annual financial statements specified above shall be furnished with consolidating financial statements.

          6.2 BOARD OF DIRECTORS, MEETINGS. The Company shall maintain By-laws provisions satisfactory to the Investor in its sole discretion with respect to the following provisions and use its best efforts to achieve the following objectives:
               (a) Subject to the terms of this Agreement, the Investor shall have the right to designate one person to serve as a member of the Board of Directors (the "Designated Director"). The Investor hereby designates Walter L. Threadgill as its first Designated Director and the Company hereby agrees to Mr. Threadgill to be elected to the Company's Board of Directors as promptly as possible. The Investor shall also have the right to replace the Designated Director from time to time and at any time during the Applicable Period. In that regard, the Company agrees to take all necessary action to cause any person named by the Investor during the Applicable Period as a replacement Designated Director to be elected to the Company's Board of Directors in replacement of the previous Designated Director as promptly as possible thereafter. In the event the Company establishes an Executive Committee of the Board of Directors (or any other similar committee), one member of any such committee shall be the Designated Director. The Company shall reimburse the Designated Director for all reasonable travel and other expenses incurred in connection with such Director's participation on the Board of Directors or any committee of the Board of Directors.

               (b) The Company shall not hold any meetings of the Board of Directors (or any other similar meetings) until such time as the Designated Director has been elected to the Company's Board of Directors.

               (c) The Company shall permit the Designated Director to invite one or more additional individuals to any and all meetings of the Board of Directors or of the shareholders of the Company; provided, however, that the individual invited must be a director, officer, consultant or employee of the Investor. Such individuals may participate in discussions and express their views on matters before the Board of Directors, but shall not be entitled to vote. Such attendance may be either in person or by telephone.

          6.3  ADDITIONAL INFORMATION.

               (a) The Company shall, as promptly as possible (but, in any event, within ten days) after obtaining knowledge of the occurrence of any "Default" (as such term is defined in Section 2.1(c) above), or any other material adverse development or event, furnish the Investor with a detailed written notice of such default or event and the proposed response of Company management.

               (b) The Company shall, as promptly as possible (but, in any event, within ten days) after the commencement thereof, furnish the Investor with notice of all material actions, suits and proceedings before any court or governmental agency, commission, board, bureau, department or instrumentality, domestic or foreign, affecting the Company.

               (c) The Company shall promptly furnish the Investor with all notices for and minutes of meetings of the shareholders and/or directors of the Company, and all written consents taken by the shareholders and/or directors of the Company.

               (d) The Company shall, as promptly as possible (but, in any event, within ten days) after sending, making available, or filing the same, furnish the Investor with all reports and financial statements that the Company shall send or make available to the shareholders or the directors of the Company or the Securities and Exchange Commission.

               (e) The Company shall, as promptly as possible (but, in any event, within ten days) after the occurrence thereof, furnish the Designated Director with prompt written notice of all material developments and transactions outside of the ordinary course of business or which might otherwise have a significant effect on the Company's business prospects or financial condition or on the Investor's investment in the Company.

               (f) The Company shall promptly furnish the Investor or the Designated Director with copies of all material contracts, indentures, instruments and agreements the Company provides to any investor in the Class B Preferred Stock Financing or in any other additional bridge financing, when such documents are provided to such investor.

               (g) The Company shall furnish the Investor with such other information with respect to the business, properties, assets, or the condition of operations, financial or otherwise, of the Company as the Investor may, from time to time, reasonably request.

               (h) The Investor agrees not to disclose to third parties any information concerning the Company which is furnished to the Investor by the Company and designated as confidential, except as required by law, legal process or its fiduciary duty to report financial and business information to its partners, shareholders, directors or affiliates and to such other persons as the Investor, in the exercise of its prudent business judgment, may select and shall use reasonable commercial efforts to have such persons maintain such confidentiality of the confidential information. The term "confidential information" does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the Investor, or (ii) was or becomes available to the Investor on a non-confidential basis from a source other than the Company, provided that such source is not bound by a confidentiality agreement with the Company.

          6.4 INSPECTION. The Company shall permit, at any reasonable time and from time to time upon reasonable advance notice, the Investor or its duly authorized agents or representatives to examine and make copies of, and extracts from, the Company's records, books of account, documents and other materials, to visit its properties, and to discuss the affairs, finances and accounts of the Company with any of the Company's officers, consultants, directors or independent accountants.

          6.5 LIFE INSURANCE. The Company shall use its best efforts to obtain and maintain at its expense, a key man life insurance policy or policies, with an insurance company or association satisfactory to the Investor, on the life of Frank Wilde and Michael Harris, each in the amount of $1,500,000 payable, until conversion or payment of the Debenture, to the Investor, and the amount of the insurance so obtained shall not be decreased or cancelable other than due to the non-payment of premiums or prior conversion or repayment of the Debenture. Assuming issuance of such a life insurance policy or policies as to which the Investor is the beneficiary, upon the death of Mr. Wilde or Mr. Harris, the Investor shall accelerate the Debenture and the proceeds of such policy shall be used to repay all then outstanding principal and interest under the Debenture, to the extent of such policy or policies. To the extent the proceeds of such life insurance policy exceed all amounts due under the Debenture, the Investor shall remit to the Company such excess remaining after all amounts due on the Debenture have been fully satisfied.

          6.6 COMPLIANCE WITH ARTICLES OF INCORPORATION AND BY-LAWS. The Company shall perform and observe all the obligations and provisions set forth in the Articles of Incorporation and the Bylaws.

          6.7 MAINTAIN RIGHTS AND FACILITIES. The Company shall maintain and preserve its corporate existence and all permits, rights and franchises necessary to the conduct of its business in full force and effect and adequate for its business as presently conducted and proposed to be conducted. The Company shall maintain complete and exclusive ownership of, but shall have the right to license or sublicense, its patents, trademarks, trade names, service marks, and other proprietary rights.

          6.8 BOOKS AND RECORDS. The Company shall make and keep books, records and accounts, which, in reasonable detail accurately and fairly reflect its transactions, and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions are recorded as necessary to permit preparation of the financial statements required herein and to maintain accountability for assets; and (c) access to assets is permitted only in accordance with management's general or specific instructions and recorded assets are compared with existing assets at reasonable intervals and appropriate action is taken with respect to any difference.

          6.9 OTHER INSURANCE. The Company shall maintain insurance against such risks and in at least such amounts as is customarily carried by companies engaged in the same or a similar business, under valid and enforceable policies issued by insurers of recognized responsibility.

          6.10 CONTRACTS AND AGREEMENTS. The Company shall comply in all material respects with the provisions of all material contracts, indentures, instruments and agreements to which it is a party or by which the Company or its properties are bound, and with all other material obligations which the Company incurs or to which it becomes subject.

          6.11 TAXES. The Company shall pay and discharge when due all federal, state, local, and foreign taxes, assessments, penalties, interest and governmental charges which become payable by the Company or which shall be imposed upon its properties, and all claims for labor, materials or supplies which if unpaid might by law become a lien upon any of its properties; provided, however, that the Company may in good faith contest any tax, assessment, penalty, or charge, provided that such contest is asserted in accordance with applicable procedures.

          6.12 COMPLIANCE WITH LAWS. The Company shall comply with all laws, rules and regulations of all governmental authorities and agencies applicable to the Company, its business or its properties, the failure to comply with which might have a material adverse effect on the Company.

     7. NEGATIVE COVENANTS. The Company hereby covenants that as long as the Debenture remains outstanding the Company shall comply with the following negative covenants unless such covenant is waived by the Investor or the proposed action is approved by the Designated Director:

          7.1  CONDUCT OF BUSINESS.  The Company shall not:

               (a) (i) merge or consolidate with or into, or permit any subsidiary to merge or consolidate with or into, any other corporation or other entity or entities; (ii) reorganize, dissolve or liquidate the Company, or adopt any plan of reorganization, dissolution or liquidation of the Company; (iii) sell, assign or otherwise dispose of all or any substantial portion of its assets; or (iv) acquire all or any substantial portion of the voting stock or assets of another corporation or other entity or entities; provided, however, the Company may complete its proposed acquisition of VIONA Development Hard- & Software Engineering, GmbH, with the cash portion of the purchase price not to exceed $2,500,000 (excluding any applicable taxes that the Company has agreed to assume);

               (b) except as otherwise required, permitted or acknowledged by this Agreement or any Schedule hereto, create, authorize or issue any additional shares of capital stock or any rights to acquire any shares of capital stock or any other security, or repurchase any shares of its capital stock except from employees upon termination of employment;

               (c) incur, create, assume or guarantee any indebtedness which ranks senior or pari passu in the right of payment to the Debenture, other than additional pari passu bridge financing of up to $1,000,000 on the same terms and considerations contemplated hereby, which the Company may obtain following the execution of this Agreement;

               (d) except as contemplated by this Agreement, amend the Articles of Incorporation or the By-laws; or

               (e) effect any material change in the nature of the business of the Company, or apply the assets of the Company other than for the conduct of the business of the Company, as such business is conducted and proposed to be conducted.

          7.2 LIENS AND ENCUMBRANCES. Except for Permitted Liens (as defined in Section 3.20), the Company shall not create, assume, or permit to exist any lien, security interest, pledge or other encumbrance, under conditional or installment sale arrangements or otherwise, with respect to its properties or assets, whether tangible or intangible, now owned or hereafter acquired, except for liens for current taxes not delinquent.

          7.3 DIVIDENDS. The Company shall not declare or pay any dividend payable in cash or other property or make or authorize any other distribution, directly or indirectly, on any class of the Company's capital stock or redeem or purchase any of the securities of the Company, other than as required, permitted or acknowledged by this Agreement or the Articles of Incorporation.

          7.4 AGREEMENTS. The Company shall not enter into any contract, agreement, lease or other instrument which, by its terms, restricts, in any material respect, the Company's ability to make payment on the Debenture, or which otherwise restricts, in any material respect, the Company's ability to perform under the Transaction Documents.

          7.5  INSIDER TRANSACTIONS.  Except as disclosed in Schedules 3.21 and
                                                             --------------
3.22, the Company shall not enter into any transaction with any of its officers,
----
directors or shareholders, unless such transaction is an arm's-length transaction on fair and reasonable terms, and shall not increase in any way the compensation payable, directly or indirectly, to any of the Company's officers.

          7.6 CAPITAL EXPENDITURES. The Company shall not incur, in any twelve-month period, capital expenditures (including expenditures for capitalized leases) in excess of $150,000 or any single capital expenditure in excess of $60,000, unless such expenditures were explicitly included in an approved budget of the Company. Notwithstanding the foregoing, the Company shall obtain the prior written approval of the Investor or the Designated Director with respect to any expenditure submitted to NEPA Venture Fund II, L.P. ("NEPA II") for its approval.

          7.7 PAYMENTS, NO DEFAULT. The Company shall make all required payments of rent, taxes, debts and other material obligations of the Company promptly when due. The

Company shall not be in default with respect to any material contracts, agreements or instruments to which the Company is a party or by which the Company is bound.

          7.8 MATERIAL CONTRACTS. The Company shall not, during any fiscal year of the Company, enter into material contracts, other than in the ordinary course of business, pursuant to which the Company would incur liabilities in excess of $50,000 individually or $100,000 in the aggregate, unless the Board of Directors of the Company has previously approved the execution of such contracts or such contracts were explicitly included in an approved budget of the Company. Notwithstanding the foregoing, the Company shall obtain the prior written approval of the Investor or the Designated Director with respect to any material contracts submitted to NEPA II for its approval.

     8.   REGISTRATION AND RELATED RIGHTS.

          8.1  PIGGYBACK REGISTRATION.

               (a) As used in this Section 8.1, "Registration Stock" shall mean any Securities or any other shares of Common Stock, Class B Preferred Stock or other securities received by holders of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event; provided, however, that Registration Stock shall not include any Securities or such other securities disposed of pursuant to one or more registration statements under the Securities Act, or which have been sold pursuant to Rule 144 (as previously defined) or which have otherwise been sold without registration under the Securities Act. For purposes of this Section 8, any record holder of securities convertible into Registration Stock (or exercisable for or payable in Registration Stock) shall be deemed to be the holder of the Registration Stock issuable upon such conversion and/or exercise and/or payment.

               (b) If the Company should seek to register under the Securities Act or qualify any of the securities holdings of the Company or any of its shareholders (except in connection with any stock option plan, stock purchase plan, savings or similar plan or an acquisition, merger or exchange of stock, to be registered on Forms S-4, S-8 or any successor forms under the Securities Act) and if the form of registration statement proposed to be used otherwise may be used for the registration of the Registration Stock, then, on each such occasion, the Company shall furnish the Investor with at least 30 days prior written notice thereof. At the written request of the Investor, given within 20 days after the receipt of such notice, the Company will use its best efforts to cause all of the Registration Stock for which registration shall have been requested by the Investor to be included in such registration statement. In the event that the proposed registration by the Company is, in whole or in part, an underwritten public offering of securities of the Company, and the managing underwriter determines and advises in writing that the inclusion of all Registration Stock proposed to be included in the underwritten public offering and other issued and outstanding shares of Common Stock proposed to be included therein by persons other than
          (i) holders of Registration Stock or (ii) holders of Subordinate Shares (as defined in Section

          8.4) with rights equal to those of the holders of Registration Stock ("Other Registration Stock") (such other shares which are not Registration Stock or Other Registration Stock being the "Other Shares") would interfere with the successful marketing (including pricing) of the securities, then the number of shares of Registration Stock, Other Registration Stock and Other Shares to be included in such underwritten public offering shall be reduced first, pro rata among the holders of Other Shares; second, if necessary, pro rata among the holders of Registration Stock and Other Registration Stock combined, based on the number of shares requested by holders thereof to be registered in such underwritten public offering; and lastly, if necessary, among the Company's shares requested by the Company to be registered; provided, however, that the holders of Registration Stock do not then elect to exercise their rights under Section 8.2; and, further provided, that in no event, without the consent of the holders of at least 67% of the Registration Stock, shall the percentage of the Registration Stock that is included in such registration statement be less than the percentage of the securities of any other shareholder included therein. In the event that the Company offers any of its securities in an offering exempt from registration under the Securities Act pursuant to Regulation A, the Company will provide to the holders of Registration Stock rights comparable to those provided herein.

     8.2  DEMAND REGISTRATION.

               (a) After the closing of an underwritten offering of the Common Stock, if at any time the Company is requested in writing by the holders of not less than 67% of the Registration Stock to effect the registration under the Securities Act of at least 33 1/3% of the Registration Stock, the Company shall promptly give written notice of such proposed registration to all record holders of Registration Stock. Such holders shall have the right, by giving written notice to the Company within 30 days from receipt of the Company's notice, to elect to have included in such registration such of their Registration Stock as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on a form of general use under the Securities Act of all shares of Registration Stock which the Company has been requested to register; provided, however, that if the holders of not less than 67% of the Registration Stock shall so request (and at least 50% of the Registration Stock is being registered), the Company shall file such registration statement pursuant to Rule 415 or any successor rule or regulation under the Securities Act, so as to permit the continuous or delayed offering of the Registration Stock in accordance with the intended method of disposition specified in the notice of the exercise of rights under this Section 8.2(a), to the extent such offering qualifies under such rule or regulation, but in no event shall the Company be required to maintain the effectiveness of such registration statement beyond a two year period. The Company shall be obligated to cause to become effective one registration statement pursuant to which Registration Stock is sold under this Section 8.2(a).

               (b) In addition and not in limitation of the rights set forth in Sections 8.1 (b) and 8.2(a), at such time as the Company shall have qualified for the use of a short form Form S-3 in an offering solely for the accounts of persons other than the Company (or any similar form or forms promulgated by the Securities and Exchange Commission), the holders of not less than 67% of the Registration Stock shall have the right to request an unlimited number of registrations on Form S-3 or other similar forms. Such holders shall have the right, by giving written notice to the Company within 20 days from receipt of the Company's notice, to elect to have included in such registration such of their Registration Stock as such holders may request in such notice of election. Thereupon, the Company shall, as expeditiously as possible, use its best efforts to effect the registration, on Form S-3 of all shares of Registration Stock which the Company has been requested to register. The Company shall not be required to effect any such registration more than once every twelve months. Registrations effected on Form S-3 shall not be considered to be demand registrations pursuant to Section 8.2(a) hereof.

               (c) The Company may include in a registration requested under this Section 8.2 any additional authorized shares of the Common Stock of the Company, whether or not issued, for sale by the Company or for sale by others; provided, however, that such shares shall not be included to the extent that the holders of a majority of the shares of Registration Stock included therein determine in good faith that the inclusion of such shares will interfere with the successful marketing of the shares of Registration Stock to be included therein; and, provided, further, that, upon the election of the holders of a majority of the shares of Registration Stock included therein, or if the number of shares to be so included equals or exceeds the number of shares of Registration Stock included therein by the holders of Registration Stock, such registration shall be deemed to be a registration pursuant to Section 8.1(b) hereof.

               (d) The underwriter and the terms of the underwriting for any registration pursuant to this Section 8.2 shall be mutually acceptable to the Company and the Investor.

               (e) Notwithstanding anything contained in this Agreement to the contrary:
                         (i) The Company reserves the right to delay any such
                   registration pursuant to Section 8 for a period of not more than sixty days, or to withhold efforts to cause such registration statement to become effective for a period of not more than sixty days, if the Board of Directors of the Company determines in good faith that such registration might
                   (A) interfere with or affect the negotiation or completion of any material transaction that is being contemplated by the Company, or (B) involve initial or continuing disclosure obligations materially adverse to the best interests of the Company's shareholders. If, after a registration statement becomes effective, the Company advises the holders of the Registration

                   Stock covered by such registration statement that the Company considers it appropriate for the registration statement to be amended, the holders of such shares shall suspend any further sales of their registered shares until the Company advises them that the registration statement has been amended. The time periods referred to in this Section 8 shall be extended for an additional number of business days during which the rights to sell shares was suspended.

                         (ii) The Company shall not be obligated to file a
                   registration statement pursuant to Section 8.2 within three months after the effective date of any registration under which piggyback rights were granted pursuant to Section 8.1.

          8.3 FURTHER OBLIGATIONS OF THE COMPANY. Whenever the Company is required to register any of the Registration Stock pursuant to any of the provisions of this Section 8, the Company shall also be obligated to:

               (a) prepare for filing and file with the Securities and Exchange Commission promptly thereafter a registration statement and such amendments and supplements to said registration statement and the prospectus used in connection therewith as may be necessary to keep said registration statement effective and to comply with the provisions of the Securities Act with respect to the sale of securities covered by said registration statement for the period necessary (but, other than as otherwise provided in Section 8.2(a), in no event more than nine months) to complete the proposed public offering;

               (b) furnish to each selling holder so requesting such copies of preliminary and final prospectus and such other documents as said holder may reasonably request to facilitate the public offering of such holder's Registration Stock;

               (c) use its best efforts to register or qualify the Registration Stock covered by said registration statement under the securities or "Blue Sky" laws of such jurisdictions as the holders of Registration Stock may reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect, and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of its Registration Stock covered by such registration statement, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this subdivision (c), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (d) furnish to the selling holders, and any underwriters or broker-dealers through whom the Registration Stock may be sold, an opinion or opinions of counsel for the Company and a "cold comfort" letter or letters of the independent auditors for the Company, in form and substance customary for similar offerings;

               (e) permit each selling holder or the selling holder's counsel or other representatives, at the selling holder's expense, to inspect and copy such corporate documents and records as may reasonably be requested by them;

               (f) if so requested, furnish to each selling holder a copy of all documents filed and all correspondence to or from the Securities and Exchange Commission in connection with any such offering;

               (g) immediately notify each seller of Registration Stock covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller or holder, prepare and furnish to such seller and holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Stock, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

               (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering a period of at least twelve months, but not more than eighteen months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

               (i) provide and cause to be maintained a transfer agent and registrar for all registrable securities covered by such registration statement from and after a date not later than the effective date of such registration statement.

If requested by the Company, each seller of Registration Stock as to which any registration is being effected shall furnish the Company with such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing as shall be required by law or by the Securities and Exchange Commission in connection therewith.

          8.4 REGISTRATION RIGHTS EQUAL OR SUPERIOR. The Company shall not grant any registration rights or register any securities for the account of any person other than holders of Registration Stock unless permitted to do so by (i) the written consent of the holders of not less than 67% of the Registration Stock, and (ii) the consent of the Designated Director; provided, however, that the Company shall be entitled to grant registration rights or register any securities for the account of any person other than holders of Registration Stock without the consent of the Designated Director as long as such rights applicable to such securities are made subject and subordinate to, or no more than equal to the rights of the holders of Registration Stock under Sections 8.1 and 8.2 (such securities being the "Subordinate Shares").

          8.5 EXPENSES, ETC. All expenses in connection with the preparation and filing of any registration statement under this Section 8, any registration or qualification under the securities or "Blue Sky" laws of states in which the offering will be made under such registration statement, and any filing fee of the National Association of Securities Dealers, Inc. relating to such offering, shall be borne in full by the Company, except for any (i) underwriters' or brokers' commissions applicable to the shares to be sold by a holder of Registration Stock, (ii) fees required to be paid by a selling shareholder rather than the Company in order to comply with "Blue Sky" or state securities laws, (iii) other fees or expenses expressly applicable to securities being sold by the selling shareholder, and (iv) fees or expenses of any selling shareholders' counsel.

          8.6 INDEMNIFICATION. The Company shall indemnify the selling holders of Registration Stock, and, to the extent required in any agreement with any underwriter or broker-dealer through whom the Registration Stock may be sold, any such underwriter or broker-dealer and each person, if any, who controls any such underwriter or broker-dealer (within the meaning of the Securities Act) against all losses, claims, damages, liabilities, expenses or actions in respect thereof (under the Securities Act or common law or otherwise) caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such Registration Stock were registered under the Securities Act, any preliminary or final prospectus contained therein, or any amendment or supplement thereto (unless cured by an amendment or supplement to the prospectus delivered to the selling holders prior to the sales of the Registration Stock that are subject to the claimed right of indemnification), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading (unless cured by an amendment or supplement to the prospectus delivered to the selling holders prior to the sales of the Registration Stock that are subject to the claimed right of indemnification); and will reimburse the selling holders of Registration Stock for any legal or other out-of-pocket expenses reasonably incurred by such selling holders in connection with investigating or defending against such loss, claim, damage, liability or action; except insofar as such losses, claims, damages, liabilities or expenses are caused by any untrue statement or omission contained in information furnished in writing to the Company by such selling holders expressly for use therein. In connection with any such registration statement, the selling holders of Registration Stock will furnish the company in writing such information as may reasonably be requested by the company for use in any such registration statement or prospectus and will indemnify the Company, its directors and officers, and, to the extent required in any agreement with any underwriter or broker-dealer, each such underwriter or broker-dealer and each person, if any, who controls the Company or any underwriter or broker-dealer (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, expenses and actions in respect thereof (under the Securities Act or common law or otherwise) resulting from any untrue statement or alleged untrue statement of a material fact required to be stated in such registration statement or prospectus and necessary to make the statements therein not misleading; and will reimburse the Company for any legal or other out-of-pocket expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; but only to the extent that such untrue statement or omission was contained in information so furnished in writing by the selling holders of Registration Stock expressly for use therein, and only to the extent of proceeds received by the selling holders of Registration Stock in the offering. The Company further agrees and the selling shareholders shall agree that, in connection with any underwritten public offering, the Company also will enter into customary contribution arrangements with the selling holders of Registration Stock and the underwriters or broker-dealers through whom the Registration Stock may be sold, with respect to situations in which indemnification is potentially unavailable.

          8.7 WITHDRAWAL. If a public offering is not completed within nine months after the effective date of any registration statement filed by the Company pursuant to Section 8.1 (b), other than an offering under Rule 415 as described in Section 8.2(a), the Company reserves the right, at its option, to withdraw from registration any securities offered by the Company which have not been sold during such period, provided that no securities offered by any holder of Registration Stock shall be withdrawn without the consent of the holders of 50% of the Registration Stock.

          8.8 EXCHANGE ACT. As promptly as possible following receipt of a written request therefor from the holders of 50% of the outstanding Registration Stock at any time while the Company either (a) is subject to periodic reporting pursuant to Section 15(d) of the Exchange Act or (b) has 300 or more shareholders of record, the Company shall register its Common Stock under
Section 12 of the Exchange Act, arrange for its Common Stock to be listed on a national stock exchange or included for quotation on the Nasdaq National Market, as requested, and shall keep effective such registration and maintain such listing or inclusion, and shall use its best efforts timely to file such information, documents and reports as the Securities and Exchange Commission may require or prescribe that the Company file in connection therewith. The Company will, at the request of any holder of Registration Stock, advise such holder in writing as to whether all reports required to be filed by the Company under
Section 13 of the Exchange Act during the 12 months preceding such request (or for such shorter period as the Company was required to file such reports) have been filed, and any other information which the holder may reasonably require in order to comply with Rule 144, or any other comparable rule, as then in effect.

     9.   EVENTS OF DEFAULT.

     Each of the following shall constitute an Event of Default under this
Agreement:

          9.1 DEFAULT ON PAYMENTS TO THE INVESTOR. The failure of the Company to make (a) any principal or interest payment on the Debenture when due, or (b) any other payment upon any other written obligation of the Company to the Investor within 15 days after written notice from the Investor to the Company; regardless of whether any such failure to make the payments described in (a) and (b) above is due to a legal inability or the incapacity of the Company to make any such payments.

          9.2 INFORMATION, REPRESENTATIONS AND WARRANTIES. Any information furnished or representation or warranty made or given by the Company herein shall prove to have been untrue when made or given in any material respect or shall have omitted to state a material fact respecting the matters set forth therein necessary to make the matters set forth therein not misleading.

          9.3 COVENANTS AND AGREEMENTS. The failure of the Company to observe, perform or abide by any other covenant, warranty, agreement or provision in any of the Transaction Documents, which failure is not cured to the Investor's reasonable satisfaction within 30 days after written notice from the Investor to the Company of its occurrence; provided, however, that no Event of Default shall be considered to have occurred if the failure is not the failure to pay money and is of such a nature that it reasonably cannot be cured within the Cure Period, but if it is curable and the Company in good faith begins efforts to cure it within the Cure Period and continues diligently to do so, the Company shall have an additional 30 days from the date on which the Cure Period ends to effect the cure. If the failure continues after the expiration of such additional 30 day period, regardless of whether such failure might be curable at some time beyond such additional 30 day period, such failure shall nevertheless be considered an Event of Default.

          9.4 DEFAULT ON OTHER OBLIGATIONS. The occurrence of a material default following the expiration of any applicable cure period, if any, in any material obligation of the Company or any violation of law or refusal of regulatory permission which has a material adverse effect on the Company's operations.

          9.5 CERTAIN EVENTS AS TO THE COMPANY. The Company shall (A) admit in writing its inability to pay its debts generally as they become due; (B) file a petition or answer or consent seeking relief under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy or insolvency law or other similar law, not discharged or vacated or set aside or stayed within 45 days; (C) consent to the institution of proceedings under any law referenced in (B) above, not discharged or vacated or set aside or stayed within 45 days, or to the filing of any such petition, not discharged or vacated or set aside or stayed within 45 days or to the appointment or taking possession of a receiver, liquidator, assignee, trustee, custodian (or other similar official) of the Company or any subsidiary or of any substantial part of their property; (D) fail generally to pay its debts as such debts become due, or take corporate action in furtherance of any such action;
(E) make an assignment for the benefit of its creditors; or (F) fail to meet any of its material monetary obligations; provided, however, that no Event of Default shall be considered to have occurred under subsection 9.5(F) if the failure to meet such material monetary obligations is due to a good faith dispute between such parties, which dispute shall continue for no more than 30 days; provided further, that upon the expiration of such 30 day period, the Company shall have, upon notice to the Investor an additional 30 day period to resolve the dispute. If the dispute is not resolved after the expiration of such additional 30 day period, regardless whether such dispute may be resolved at some time beyond such additional 30 day period, such failure under subsection 9.5(F) shall nevertheless be considered an Event of Default.

          9.6 CERTAIN EVENTS AS TO FRANK WILDE. Frank Wilde dies, is disabled for a period in excess of 120 days during which Mr. Wilde is unable to perform his duties as an officer of the Company for a full eight hour day (the "disability" of Mr. Wilde), terminates his employment with the Company or has his employment terminated by the Company.

     10.  RIGHTS OF INVESTOR UPON DEFAULT.

          10.1 RIGHTS ON DEFAULT. If there shall occur and be continuing an Event of Default as defined in the foregoing Section 9, as long as the Debenture is outstanding, the Investor may, by written notice to the Company, declare the Company to be in default hereunder, whereupon, if the Investor so specifies in such notice, the Debenture and all other indebtedness of the Company to the Investor now or hereafter incurred, shall become immediately due and payable without further demand, presentation or notice of any kind.

          10.2 ADDITIONAL RIGHTS. The Investor shall have such additional rights and remedies as are contained herein, in the Debenture, the Warrants, the Class B Preferred Stock, or in any other documents and agreements delivered or given in connection herewith, and all rights which it might have at law or equity, all of which rights and remedies shall be cumulative.

     11. LOCK-UP AGREEMENT. In the event that the Company determines to effect an underwritten initial public offering, the Investor agrees that, for a period of 180 days following the effective date of any registration filed in connection therewith, the Investor will not directly or indirectly sell, transfer or otherwise dispose of, any shares of Class B Preferred Stock, any shares of Common Stock, or any right to acquire shares of Common Stock owned by the Investor without the prior written consent of the underwriter(s) of such initial public offering. The Company agrees to use its best efforts to cause such underwriter not to unreasonably withhold such consent.

     12. FURTHER ASSURANCE. The Company and the Investor agree to execute and deliver all such other instruments and take all such other actions as any party may reasonably request from time to time after the date hereof and without payment of further consideration, in order to effectuate the transactions provided for herein. The parties shall cooperate fully with each other and with their respective counsel and accountants in connection with any steps required to be taken as part of their respective obligations under this Agreement.

     13.  MISCELLANEOUS.

          13.1 WAIVERS AND AMENDMENTS. No waiver by either party of any condition, or the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed or construed as a further or continuing waiver of any such condition or breach or a waiver of any other condition. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated other than by an agreement in writing signed by all of the parties hereto.

          13.2 GOVERNING LAW. This Agreement and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, notwithstanding any conflict-of-law provisions to the contrary.

          13.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective representatives, successors and assigns.

          13.4 ENTIRE AGREEMENT. This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersedes all prior agreements, understandings, inducements or conditions, express or implied, oral or written, except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of trade inconsistent with any of the terms hereof.

          13.5 NOTICES. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly made and received when personally served, or when mailed by first class mail or overnight, by courier service such as Federal Express, postage prepaid, or telecopied with answer back receipt and hard copy sent in the manner set forth above, addressed as set forth below:

               (i)  If to the Company, then to:

                    Quadrant International, Inc.
                    269 Great Valley Parkway
                    Malvern, PA 19355
                    Telecopier No.: (610) 695-2592

                    Attn: President

                    with a copy, given in the manner prescribed above, to:

                    Cozen and O'Connor
                    The Atrium
                    1900 Market Street
                    Philadelphia, PA 19103
                    Telecopier No.: (215) 665-2013

                    Attn: Michael J. Heller, Esq.

               (ii) If to the Investor, then to:

                    Atlantic Coastal Ventures, L.P.
                    777 Summer Street, Suite 300
                    Stamford, CT 06901
                    Telecopier No.: (202) 293-1181

                    Attn: Walter L. Threadgill

                    with a copy, given in the manner prescribed above, to:

                    Kramer, Levin, Naftalis & Frankel

                    919 Third Avenue
                    New York, NY 10022
                    Telecopier No.: (212) 715-8000

                    Attn: Bruce Rabb, Esq.

Any party may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section providing for the giving of notice.

          13.6 PAYMENT OF EXPENSES. All reasonable legal fees and expenses incurred by counsel on behalf of the Investor in connection with this Agreement and the preparation and negotiation hereof shall be paid by the Company from time to time promptly upon submission of an invoice therefore. In addition, the Company shall pay the Investor, concurrently with the execution of this Agreement, the amount of $5,000, as full and final reimbursement for the Investor's performance of due diligence on the Company.

          13.7 BROKERS. Each party represents that it has not retained any finder or broker in connection with the transactions contemplated by this Agreement (other than Lehman Brothers Inc. ("Lehman Brothers")) and neither party is under any obligation to pay any finder's or broker's fee in connection herewith (other than 9% of the Purchase Price payable by the Company to Lehman Brothers). Each party will indemnify, defend and hold the other party harmless from any claim based on breach of this representation.

          13.8 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character of any breach or default under this Agreement, or any waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing, and that all remedies, either under this Agreement or by law or otherwise, shall be cumulative and not alternative.

          13.9 TITLES. The titles of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

          13.10 PROVISIONS SEPARABLE. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

          13.11 EXECUTION; COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

          13.12 EXHIBITS; SCHEDULES. All Exhibits and Schedules attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first written above.

                       QUADRANT INTERNATIONAL, INC.


                       By: /s/ Gregg Garnick
                          -------------------------------------
                          Name:  Gregg Garnick
                          Title: Chief Executive Officer



                       ATLANTIC COASTAL VENTURES, L.P.
                       By: Atlantic Coastal, L.P.,
                           its General Manager



                       By:  /s/ Walter L. Threadgill
                          -------------------------------------
                          Name:  Walter L. Threadgill
                          Title: General Partner


                       By:  /s/ Donald F. Greene
                          -------------------------------------
                          Name:  Donald F. Greene
                          Title: General Partner